040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120431729-01
	Filing Date and Time: 06/20/2012 1:13 PM
	Entity Number: E0332972012-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: RE-AD MARKETING INC

2. Registered Agent for Service of Process: (check only one box)

- [ ] Commercial Registered Agent: ______ (Name)
- [X] Noncommercial Registered Agent (name and address below) **OR**
- [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: CHARLES SMITH

Street Address	City	State	Zip Code
4790 CAUGHLIN PKWY #387	RENO	Nevada	89519

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	CHARLES SMITH	4790 CAUGHLIN PKWY #387	RENO	NV	89519
2)	MICHAEL SMITH	BOX 127	SISTERS	OR	97759

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: CHARLES SMITH

X CHARLES SMITH
Incorporator Signature

Address	City	State	Zip Code
4790 CAUGHLIN PKWY #387	RENO	NV	89519

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CHARLES SMITH
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 6/20/2012

This form must be accompanied by appropriate fees.